EXHIBIT 10.9

LOAN AGREEMENT

DATED AS OF JUNE 10, 2010

AMONG

INLAND DIVERSIFIED PORT ST LUCIE LANDING, L.L.C.

AS BORROWER

AND

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
AS GUARANTOR

AND

KEYBANK NATIONAL ASSOCIATION
AS LENDER

EXHIBIT 10.9

TABLE OF CONTENTS

RECITALS

1

ARTICLE I DEFINITIONS

1

ARTICLE II THE LOAN

11

2.1

Generally

11

2.2

Final Principal Payment

11

2.3

Fees

11

2.4

Scheduled Principal Payments

11

2.5

Optional Prepayments; Mandatory Prepayments

11

2.6

Applicable Interest Rate

12

2.7

Rates Applicable After Default

12

2.8

Method of Payment

12

2.9

Notes; Telephonic Notices

13

2.10

Interest Payment Dates; Interest and Fee Basis

13

2.11

Notification of Prepayments

13

2.12

Lending Installations

13

2.13

Non-Receipt of Funds by the Lender

13

2.14

Replacement of Lenders under Certain Circumstances

14

2.15

Usury

15

2.16

Loan Collateral

15

ARTICLE III CHANGE IN CIRCUMSTANCES

15

3.1

Yield Protection

15

3.2

Changes in Capital Adequacy Regulations

16

3.3

Taxes

16

ARTICLE IV CONDITIONS PRECEDENT

24

4.1

Initial Advance.

24

ARTICLE V REPRESENTATIONS AND WARRANTIES

27

5.1

Existence.

27

5.2

Authorization and Validity.

27

5.3

No Conflict; Government Consent

28

5.4

Financial Statements; Material Adverse Effect.

28

5.5

Taxes.

28

5.6

Litigation and Guarantee Obligations

28

5.7

ERISA

28

5.8

Accuracy of Information.

29

5.9

Regulation U

29

5.10

Material Agreements

29

5.11

Compliance With Laws.

29

5.12

Ownership of Projects.

29

5.13

Investment Company Act.

29

5.14

Insurance

29

5.15

REIT Status

30

5.16

Title to Property.

30

5.17

Environmental Matters

30

5.18

Collateral Asset.

31

5.19

Office of Foreign Asset Control

32

ARTICLE VI COVENANTS

32

6.1

Financial Reporting.

33

6.2

Use of Proceeds

34

6.3

Notice of Default

34

6.4

Conduct of Business

34

6.5

Taxes

34

6.6

Insurance.

35

6.7

Compliance with Laws

35

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EXHIBIT 10.9

6.8

Maintenance of Properties

35

6.9

Inspection

35

6.10

Maintenance of Status

35

6.11

Dividends

35

6.12

No Change in Control

35

6.13

Affiliates

35

6.14

Consolidated Net Worth.

35

6.15

GPLP Indebtedness and Cash Flow Covenants

36

6.16

Facility DSCR Covenant

36

6.17

Collateral Asset Cash Flow

36

6.18

Approval of Leases

36

ARTICLE VII DEFAULTS

36

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

38

8.1

Acceleration

38

8.2

Amendments

39

8.3

Preservation of Rights

39

8.4

Foreclosure.

39

ARTICLE IX GENERAL PROVISIONS

41

9.1

Survival of Representations

41

9.2

Governmental Regulation.

41

9.3

Headings

41

9.4

Entire Agreement

41

9.5

Several Obligations; Benefits of this Agreement

41

9.6

Expenses; Indemnification

41

9.7

Numbers of Documents.

42

9.8

Accounting.

42

9.9

Severability of Provisions

42

9.10

Nonliability of Lenders.

42

9.11

CHOICE OF LAW

42

9.12

CONSENT TO JURISDICTION

42

9.13

WAIVER OF JURY TRIAL

42

ARTICLE X RESERVED

43

ARTICLE XI RELEASE OF OUTPARCELS

47

11.1

Transfer

47

11.2

Release

49

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

50

12.1

Successors and Assigns

50

12.2

Participations.

50

12.3

Assignments.

51

12.4

Dissemination of Information.

52

12.5

Tax Treatment.

52

ARTICLE XIII NOTICES

52

13.1

Giving Notice.

52

13.2

Change of Address.

52

ARTICLE XIV COUNTERPARTS

52

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EXHIBIT 10.9

LOAN AGREEMENT

This Loan Agreement, dated as of June 10, 2010, is among INLAND DIVERSIFIED PORT ST LUCIE LANDING, L.L.C. a Delaware limited liability company (“Borrower”), Inland Diversified Real Estate Trust, Inc., Maryland corporation (“Guarantor”), and KeyBank National Association, a national banking association (“Lender”).

RECITALS

A.

Guarantor is a real estate investment trust engaged in the business of purchasing, owning, operating, leasing and managing retail properties through its subsidiary entities.

B.

Borrower is a wholly-owned subsidiary of Guarantor which is acquiring a shopping center located in the community of Tradition in Port St. Lucie, Florida commonly known as “The Landing at Tradition”, consisting of buildings and improvements containing approximately 360,000+/- square feet of gross leasable area and vacant land development outparcels.

C.

Borrower has requested that the Lender make a loan to the Borrower pursuant to the terms of this Agreement to be used by Borrower to acquire the Collateral Asset.  The Lender has agreed to do so.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

 “Account Agreement” means that certain Lockbox, Pledge and Security Agreement to be executed by Borrower in the form attached hereto as Exhibit I and made a part hereof.

 “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

  “Agreement” means this Loan Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Execution Date” means the date this Agreement has been fully executed and delivered by all parties hereto.

 “Aggregate Acquisition Cost” means $73,700,000.

 “Applicable Interest Rate” means (A) from the date hereof until May 31, 2013, 4.25% per annum, (B) from June 1, 2013 until May 31, 2014, 4.50% per annum, and (C) from June 1, 2014 until the Maturity Date, 5% per annum, all compounded monthly on the basis of a three hundred sixty (360) day year, taking into account the actual number of days elapsed.

 “Appraisal” shall mean an appraisal of the Collateral Asset commissioned by the Lender, and reasonably acceptable to the Lender, in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder (“FIRREA”) and with the Uniform Standards of Professional Appraisal Practice.

“Appraised Value” means, as of any date, the “as-is” appraised value of the Collateral Asset as shown on the most recent Appraisal thereof.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer, Vice President, Controller and Chief Accounting Officer or Executive Vice President and General Counsel of the Borrower, acting singly.

 “Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities.

“Capital Reserve” means, with respect to any period, an annual amount equal to $0.15 per square foot times the weighted average gross leaseable area of the Collateral Asset during such period.

 “Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Change in Control” means (i) any change in the ownership of Guarantor results in more than twenty-five percent (25%) of Guarantor’s capital stock being acquired by any one Person, or group of Persons which are Affiliates of each other, or (ii) any change in the membership of Guarantor’s Board of Directors which results in the number of board members who have served as board members for the preceding one (1) year period being less than 50% of the then-current total number of board members, provided that, in making such calculation, the successor to any board member who has died, become disabled or retired due to age or illness during such one year period shall be deemed to have served for the full one year period.

 “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means all assets of the Borrower, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document including, without limitation, the Collateral Asset.

“Collateral Asset” means the real estate and related improvements commonly known as Landing at Tradition and more particularly described in Exhibit “A” to the Mortgage.

“Collateral Asset DSCR” means, as of any date, the ratio of (i)(A) Collateral Asset NOI for the most recent period of four (4) fiscal quarters of the Collateral Asset for which financial results have been reported less (B) the Capital Reserve for such period to (ii) the Implied Debt Service Amount.

“Collateral Asset LTV” means, as of any date, the percentage of the then-current Appraised Value represented by the then-current Outstanding Loan Amount.

“Collateral Asset NOI” means, with respect to the Collateral Asset for any period, “property rental and other income” (as determined by GAAP) attributable to the Collateral Asset accruing for such period (adjusted to eliminate the straightlining of rents) minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of the Collateral Asset for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of Guarantor, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein “Management Fees”, means, with respect to the Collateral Asset for any period, an amount equal to the greater of (i) actual management fees payable with respect thereto or (ii) three percent (3%) per annum on the aggregate base rent and percentage rent due and payable under leases at the Collateral Asset.  Income from tenants of the Collateral Asset which are in bankruptcy shall not be considered for purposes of Collateral Asset NOI.

“Collateral Asset Survey” means that certain ALTA Survey of the Collateral Asset prepared by Culpepper & Terpening, Inc. dated June 3, 2010 as Job No. 08-242.

 “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Guarantor or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Cross-Collateralized Asset DSCR” means, as of any date, the weighted average of (a) the Collateral Asset DSCR under this Agreement, and (b) the TVC Collateral Asset DSCR.

 “Default” means an event described in Article VII.

 “Default Rate” means the interest rate which may apply during the continuance of a Default which shall mean the Applicable Interest Rate plus 3% per annum.

 “Environmental Indemnity” means the environmental indemnity agreement to be executed by Guarantor and Borrower in the form attached hereto as Exhibit H and made a part hereof, as such document may be hereafter amended and/or restated from time to time.

“Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Escrow Agreement” shall refer to the escrow agreement of even date herewith, by and among Borrower, Chicago Title Insurance Company, TVC Borrower and the other parties, entered into pursuant to the terms of the PCIA.

“Excluded Taxes” means, in the case of Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

 “Fees” is defined in Section 2.4.

“Financial Contract” of a Person means (i) any exchange - traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

“First Payment Date” means August 1, 2010.

“Funds From Operations” shall have the meaning determined from time to time by the National Association of Real Estate Investment Trusts to be the meaning most commonly used by its members.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Guarantor in good faith.

“Guaranties” means collectively, (i) that certain Limited Payment Guaranty being executed by Guarantor as of the Agreement Execution Date in the form attached hereto as Exhibit J-1 and made a part hereof and (ii) that certain Non-Recourse Exception Guaranty being executed by Guarantor as of the Agreement Execution Date in the form attached hereto as Exhibit J-2 and made a part hereof.

“Guarantor” means Inland Diversified Real Estate Trust, Inc., a real estate investment trust.

“Implied Debt Service Amount” means, as of any date, the aggregate annual amount of principal and interest that would be needed to fully amortize the then-current Outstanding Loan Amount by equal monthly payments of principal and interest over a 30 year period, using an annual interest rate equal to the greater of (i) the sum of (A) the then-current annual yield on obligations of the United States of America Treasury maturing approximately 10 years after such date plus (B) 2.50% per annum, or (ii) 7.0% per annum.

“Indebtedness” of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person, (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

 “Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment Affiliate” means any Person in which the Loan Parties, directly or indirectly, has any ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Loan Parties.

 “Knowledge” means the actual knowledge, without any special investigation, of the officers of the applicable Loan Party.

“Lender” means KeyBank National Association, a national banking association.

“Lending Installation” means, with respect to the Lender, any office, branch, subsidiary or affiliate of the Lender.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means the loan in the Loan Amount being made pursuant to the terms of this Agreement.

“Loan Amount” means $41,000,000.

“Loan Documents” means this Agreement, the Note, the Guaranties, the Security Documents, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

“Loan Parties” means Borrower and Guarantor.

“Loan to Cost” means the Outstanding Landing-TVC Loan Amount in relation to the Aggregate Acquisition Cost.

“Major Tenant” means a tenant occupying space at the Collateral Asset of 10,000 square feet or greater.

“Material Adverse Effect” means a material adverse effect on (i) the business, property or condition (financial or otherwise) of the Loan Parties, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, but excluding substances of kinds and amounts ordinarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or as inventory of tenants and otherwise in compliance with all Environmental Laws.

“Maturity Date” means June 1, 2015.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions hereof.

“Mortgage” means the mortgage recorded against the Collateral Asset which shall be in the form attached hereto as Exhibit G and made a part hereof, as such document may be hereafter amended and/or restated from time to time.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Guarantor is a party to which more than one employer is obligated to make contributions.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

 “Note” means a promissory note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of the Lender in the Loan Amount, including any amendment, modification, renewal or replacement of such promissory note.

“Notice of Assignment” is defined in Section 12.3.2.

“Obligations” means the Loan, the Prepayment Premium, and all accrued and unpaid Fees and all other obligations of Borrower to the Lender arising under this Agreement or any of the other Loan Documents.

“Other Taxes” is defined in Section 3.3(ii).

“Outparcels” shall mean those parcels located on the perimeter of the Collateral Asset as legally described on Exhibit D attached hereto.

“Outstanding Landing-TVC Loan Amount” means, as of any date, the aggregate amount of the Loan and TVC Loan which are outstanding including principal and interest.

“Outstanding Loan Amount” means, as of any date, the aggregate amount of the Loan which is outstanding including principal and interest.

“Participants” is defined in Section 12.2.

 “Payment Date” means, with respect to the payment of interest accrued on the Loan, the first day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“PCIA” means the Post Closing Indemnity Agreement of even date herewith, by and among, Borrower, Seller and the other parties named therein.

 “Person” means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Prepayment Period” means from the date hereof until November 30, 2014.

“Prepayment Premium” means (A) from the date hereof until May 31, 2011, 5% of the portion of the Loan Amount being prepaid, (B) from June 1, 2011 until May 31, 2012, 4% of the portion of the Loan Amount being prepaid, (C) from June 1, 2012 until May 31, 2013, 3 % of the portion of the Loan Amount being prepaid, (D) from June 1, 2013 until May 31, 2014, 2% of the portion of the Loan Amount being prepaid, and (E) from June 1, 2014 until November 30, 2014, 1% of the portion of the Loan Amount being prepaid.

“Project” means any real estate asset owned by Guarantor or the Borrower and operated or intended to be operated as a retail property.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchasers” is defined in Section 12.3.1.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any Loan Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recourse Indebtedness” means any Indebtedness of any Loan Party with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Security Documents” means the collective reference to the Mortgage, the Account Agreement, the UCC Financing Statements, the Collateral Assignment of Development Rights, and all other security documents hereafter delivered to the Lender granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

“Single Employer Plan” means a Plan maintained by Guarantor or any member of the Controlled Group for employees of Guarantor or any member of the Controlled Group.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Guarantor.

 “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

 “Transferee” is defined in Section 12.4.

 “TVC Borrower” means Inland Diversified Port St Lucie Square, L.L.C., a Delaware limited liability company.

“TVC Collateral Asset” means the real estate and related improvements commonly known as The Village Center at Tradition, owned in fee simple by the TVC Borrower, and more particularly described in the TVC Mortgage.

“TVC Collateral Asset DSCR” means the “Collateral Asset DSCR” of the TVC Collateral Asset as calculated and defined in the TVC Loan Agreement.

“TVC Loan” means that certain acquisition loan made to the TVC Borrower in the original principal amount of $14,000,000.00 pursuant to the TVC Loan Agreement including any new loan facility which refinances and replaces such facility.

“TVC Loan Agreement” means that certain Loan Agreement dated of even date herewith by and between the TVC Borrower and Lender, as amended, restated or otherwise modified from time to time.

“TVC Mortgage” means that certain Mortgage, Assignment of Leases and Rents and Security Agreement of even date herewith, executed by the TVC Borrower in favor of Lender, to be recorded in the public records of St. Lucie County, Florida, and serving as collateral for the TVC Loan.

 “Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE LOAN

2.1

Generally

   Subject to the terms and conditions of this Agreement, Lender agrees to make the Loan to Borrower.  Such Loan shall be the lesser of (i) the Loan Amount, (ii) an amount equal to 75% of the Appraised Value or (iii) an amount such that the Loan to Cost is no less then 75%.

This facility (“Facility”) is not a revolving credit facility and, therefore, notwithstanding repayment of all or any portion of the Loan, the Borrower shall have no right to reborrow  thereafter.

2.2

Final Principal Payment

   The Outstanding Loan Amount and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date.

2.3

Fees

   The Borrower agrees to pay such fees as may be due to the Lender under that certain Summary of Terms and Conditions dated May 13, 2010 (the “Fees”) on the due dates provided for therein.

2.4

Scheduled Principal Payments

   Beginning with the First Payment Date, and simultaneously with each Payment Date thereafter until the Outstanding Loan Amount has been reduced to the lesser of (i) $31,000,000, (ii) 55% of the Appraised Value or (iii) an amount such that the Loan to Cost is no less than 55%, the Borrower shall make monthly payments towards principal in the amount of $1,875,000.00, which payment shall be in addition to the monthly interest payment due on the Payment Date and shall be applied to the Outstanding Loan Amount.

2.5

Optional Prepayments; Mandatory Prepayments

(a)

The Borrower may, upon at least one (1) Business Day’s notice to the Lender, prepay all or any portion of the Loan, which notice shall specify the date and amount of prepayment; provided, however, that (i) any partial prepayment under this Subsection shall be in an amount not less than $1,000,000 or a whole multiple of $100,000 in excess thereof and; (ii) any prepayment during the Prepayment Period must be accompanied by the corresponding Prepayment Premium, provided, however, no Prepayment Premium shall be due in connection with a prepayment of principal resulting from (W) the delivery of insurance proceeds to Lender as a result of a casualty event at the Collateral Asset, (X) the scheduled payments of principal as required by Section 2.4, (Y) a sale of an Outparcel pursuant to Article XI, or (Z) a mandatory prepayment of principal pursuant to subsection (b) of this Section 2.5.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any Prepayment Premium payable pursuant to this Section 2.5.

(b)

If the Lender believes that there has been a material decrease in the value of the Collateral Asset since the date of the last Appraisal, the Lender may obtain an updated Appraisal from time to time during the term of the Facility provided that such updated Appraisals shall not be obtained more often than once in any twelve (12) month period.  Borrower shall pay the cost of each such updated Appraisal promptly after receipt of an invoice thereon.  From and after the date that Borrower has made the final scheduled payment of principal pursuant to Section 2.4, if any such updated Appraisal indicates an Appraised Value that results in a Collateral Asset LTV in excess of 55%, Borrower shall, within ten (10) days after written notice from the Lender, prepay a portion of the Outstanding Loan Amount sufficient to reduce the Collateral Asset LTV to 55%.  The failure of the Borrower to make any prepayment as required under this subsection shall constitute a Default under this Agreement

(c)

The Obligations shall be “non-recourse” to the Borrower, and the Borrower shall not be liable personally to pay any of the Obligations accruing hereunder or under the other Loan Documents, it being agreed that Lender and its successors and assigns shall look solely to the Collateral Asset and the rents, issues, profits and avails thereof and to any other security given to secure the obligations hereunder and under the other Loan Documents, including without limitation the personal liability of Guarantor under the Guaranties, the Environmental Indemnity, the Account Agreement and any other Loan Documents executed by Guarantor in its individual capacity.

2.6

Applicable Interest Rate.

The Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date the Loan is made, at the Applicable Interest Rate.

2.7

Late Charge

Any and all amounts due hereunder or under the other Loan Documents which remain unpaid more than ten (10) days after the date said amount was due and payable shall incur a fee (the “Late Charge” of four percent (4%) per annum of said amount, which payment shall be in addition to all of Lender’s other rights and remedies under the Loan Documents, provided that no Late Charge shall apply to the final payment of principal on the Maturity Date.

2.8

Rates Applicable After Default

During the continuance of a Default the Lender may, at its option, by notice to the Borrower, declare that the Default Rate shall apply, provided, however, that the Default Rate shall become applicable automatically if a Default occurs under Section 7.6 or 7.7, unless waived by the Lender.

2.9

Method of Payment

   All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender’s address specified pursuant to Article XIII, or at any other Lending Installation of the Lender specified in writing at least three (3) days in advance by the Lender to the Borrower, by noon (Cleveland time) on the date when due.  The Lender is hereby authorized to charge the account of the Borrower maintained with Lender pursuant to the Account Agreement for each payment of principal, interest and fees as it becomes due hereunder.

2.10

Notes; Telephonic Notices

   The Borrower hereby authorizes the Lender to transfer funds based on written notices made by any Authorized Officer and Borrower agrees to deliver promptly to the Lender such written notice.  The Lender will at the request of the Borrower, from time to time, but not more often than monthly, provide notice of the Outstanding Loan Amount.  Upon Lender furnishing to Borrower an affidavit to such effect, if the Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to Lender, in substitution therefore, a new note containing the same terms and conditions as the Note.

2.11

Interest Payment Dates; Interest and Fee Basis

   Interest accrued on the Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise.  Interest and Fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest shall be payable for the day the Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (Cleveland time) at the place of payment.  If any payment of principal of or interest on the Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.12

Usury

    This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.13

Loan Collateral

   As more accurately set forth in the Mortgage, the Loan shall be secured by, among other things, a first mortgage lien position on the Collateral Asset and the TVC Collateral Asset.

ARTICLE III

CHANGE IN CIRCUMSTANCES

3.1

Yield Protection

   If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)

subjects the Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to the Lender in respect of the Loan, or

(ii)

imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or any applicable Lending Installation, or

(iii)

imposes any other condition the direct result of which is to increase the cost to the Lender or any applicable Lending Installation of making, funding or maintaining the Loan, or reduces any amount receivable by the Lender or any applicable Lending Installation in connection with the Loan, or requires the Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of the Loan, by a material amount.

and the result of any of the foregoing is to increase the cost to the Lender or applicable Lending Installation, as the case may be, of making or maintaining the Loan or to reduce the return received by the Lender or applicable Lending Installation in connection with the Loan, then, within fifteen (15) days of demand by the Lender which demand shall include an explanation to Borrower as to the increased cost to Lender, the Borrower shall pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction in amount received.

3.2

Changes in Capital Adequacy Regulations

   If the Lender in good faith determines the amount of capital required or expected to be maintained by the Lender, any Lending Installation of the Lender or any corporation controlling the Lender is increased as a result of a Change (as hereinafter defined), then, within fifteen (15) days of demand by the Lender, which demand shall include an explanation to Borrower as to the Change, the Borrower shall pay the Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Lender in good faith determines is attributable to this Agreement, its outstanding credit exposure hereunder or its obligation to make the Loan hereunder (after taking into account the Lender’s policies as to capital adequacy).  In the event Lender delivers to Borrower a demand for shortfall pursuant to this Section 3.2, Borrower may payoff the Loan without any Prepayment Premium due to Lender provided the payoff is received by Lender within thirty (30) days after the notice of demand.  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Lender or any Lending Installation or any corporation controlling the Lender.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3

Taxes

(i)

All payments by the Borrower to the Lender hereunder or under the Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Lender the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

(ii)

In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution or delivery of, or otherwise with respect to, this Agreement or the Note (“Other Taxes”).

(iii)

The Borrower hereby agrees to indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.3) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within thirty (30) days of the date the Lender makes demand therefor.

(iv)

If Lender is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or the Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

ARTICLE IV

CONDITIONS PRECEDENT

4.1

Loan.

  The Lender shall not be required to make the Loan hereunder unless (a) the Borrower shall, prior to or concurrently with the closing of the Loan, have paid all Fees then due and payable to the Lender hereunder, and (b) the Borrower shall have furnished to the Lender the following:

(i)

The duly executed originals of the Loan Documents, including the Note, payable to the order of the Lender, this Agreement, the Mortgage, the Guaranties, the Environmental Indemnity and all of the Security Documents;

(ii)

(A) Certificates of good standing for Guarantor and Borrower from their respective states of organization, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (B) foreign qualification certificates for Guarantor and Borrower, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, for each other jurisdiction where the failure of Guarantor or Borrower to so qualify or be licensed (if required) would have a Material Adverse Effect;

(iii)

Copies of the formation documents (including code of regulations, if appropriate) of Guarantor and Borrower, certified by an officer of Guarantor or Borrower, as appropriate, together with all amendments thereto;

(iv)

Incumbency certificates, executed by officers of Guarantor which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of Borrower, upon which certificate the Lender shall be entitled to rely until informed of any change in writing by Guarantor or Borrower;

(v)

Copies, certified by a Secretary or an Assistant Secretary of the  Borrower or Guarantor, as applicable, of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Lender) authorizing the Loan provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower and Guarantor hereunder;

(vi)

A written opinion of Borrower’s and Guarantor’s counsel, addressed to the Lender in substantially the form of Exhibit F hereto or such other form as the Lender may reasonably approve;

(vii)

A written opinion from counsel in Florida, in form and substance satisfactory to Lender, as to the enforceability of the Mortgage;

(viii)

A certificate, signed by an Authorized Officer of Guarantor and Borrower, stating that on the Agreement Execution Date no Default or Unmatured Default has occurred and is continuing, there has been no Material Adverse Effect, and that all representations and warranties of the Borrower are true and correct in all material respects as of the Agreement Execution Date provided that such certificate is in fact true and correct;

(ix)

The most recent financial statements of Guarantor;

(x)

UCC financing statement, judgment, and tax lien searches with respect to Borrower from its state of organization and the state in which the Collateral Asset is located;

(xi)

Judgment, and tax lien searches with respect to Guarantor from its state of organization and the state in which the Collateral Asset is located;

(xii)

Written money transfer instructions, addressed to the Lender and signed by an Authorized Officer, together with such other related money transfer authorizations as the Lender may have reasonably requested;

(xiii)

The initial Appraisal of the Collateral Asset;

(xiv)

A survey for the Collateral Asset certified as set forth in Schedule 5 attached hereto to the Lender and in a form satisfactory to counsel for the Lender;

(xv)

A title policy with respect to the Collateral Asset complying with the requirements set forth in Schedule 6 attached hereto, showing no exceptions to title other than those permitted under the Mortgage, except such as may be approved by the Lender, naming the Lender as the insured under such policy and containing such endorsements as may be available in the State of Florida and as the Lender may require.  The Lender shall have received evidence satisfactory to it that all premiums in respect of any endorsements, and all charges for mortgage recording tax, if any, have been paid;

(xvi)

If any portion of any buildings included in the Collateral Asset is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by the Mortgage and (B) is written in an amount satisfactory to the Lender or the maximum limit of coverage made available with respect to the particular type of property under the Act, whichever is less, and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.  To the extent the Collateral Asset is not located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other agency, the certification of the survey of the Collateral Asset to be delivered pursuant to clause (xiv) above shall include confirmation of such fact;

(xvii)

Copies of all recorded documents with respect to the Collateral Asset referred to, or listed as exceptions to title in, the title policy referred to in Section 4.1(xvi) and a copy, certified by such parties as the Lender may deem appropriate, of all other documents materially affecting the Collateral Asset, including without limitation copies of any leases with tenants thereof;

(xviii)

The results of a recent search by a Person satisfactory to the Lender, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of Borrower used in connection with the Collateral Asset and the results of such search shall be satisfactory to the Lender;

(xix)

Evidence in form and substance reasonably satisfactory to it that all of the requirements for insurance as set forth in Schedule 7 attached hereto shall have been satisfied;

(xx)

The Lender shall have received a current rent roll and current operating statement for the Collateral Asset;

(xxi)

The most recent engineer’s report in Borrower’s possession on the condition of the improvements upon the Collateral Asset;

(xxii)

A current Phase I report and certification (or Phase II report and certification, if required) for the Collateral Asset in form and substance reasonably satisfactory to the Lender;

(xxiii)

A copy of each lease with a Major Tenant at the Collateral Asset;

(xxiv)

Within thirty (30) days after the Agreement Execution Date, a recordable Subordination, Non-Disturbance and Attornment Agreement (in either Lender’s form or the form attached to the subject tenant’s lease) for execution by the Lender from each Major Tenant as well as any tenant with a record lease interest;

(xxv)

A current estoppel certificate from each Major Tenant at the Collateral Asset, excluding any portions of such area leased to temporary or seasonal tenants, in each case in form and substance satisfactory to the Lender, provided, however Lender may accept the form of estoppel certificate obtained by Borrower from the Major Tenants as part of its acquisition of the Collateral Asset;

(xxvi)

Evidence that Borrower has established the account required by the Account Agreement; and

(xxvii)

Such other documents as the Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower and Guarantor each represent and warrants to the Lender, as of the Agreement Execution Date and throughout the term of the Loan, that:

5.1

Existence.

  Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Maryland, with its principal office in DuPage County, Illinois.  Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware with its principal place of business in St. Lucie County, Florida.  Guarantor and Borrower each is duly qualified as a foreign corporation or limited liability company, as the case may be, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.

5.2

Authorization and Validity.

  Each of Guarantor and Borrower has the corporate or limited liability company power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder.  The execution and delivery by Guarantor and Borrower of the Loan Documents and the performance of their respective obligations thereunder have been duly authorized by proper corporate or limited liability company proceedings, and the Loan Documents constitute legal, valid and binding obligations of each of them enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3

No Conflict; Government Consent

.  Neither the execution and delivery by Guarantor and Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Guarantor or Borrower, or Guarantor’s or Borrower’s operating agreements, shareholder agreements, or by-laws, or the provisions of any indenture, instrument or agreement to which Guarantor or Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of Guarantor or Borrower, pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement.

5.4

Financial Statements; Material Adverse Effect.

  All financial statements of the Guarantor heretofore delivered to the Lender were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the financial condition and operations of the Guarantor at such date and the results of its operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end footnotes and adjustments.  From the preparation date of the most recent financial statements delivered to the Lender through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of Guarantor which could reasonably be expected to have a Material Adverse Effect.

5.5

Taxes.

  The Loan Parties have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Guarantor or Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Guarantor and Borrower in respect of any taxes or other governmental charges are adequate.

5.6

Litigation and Guarantee Obligations

   Except as set forth on Schedule 2 hereto or as set forth in written notice to the Lender from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the Knowledge of any of their officers, threatened against or affecting the Loan Parties which could reasonably be expected to have a Material Adverse Effect.  Neither Guarantor nor Borrower has any Indebtedness not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to the Lender given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

5.7

ERISA

  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000.  Neither Guarantor nor Borrower has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Guarantor nor Borrower has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.8

Accuracy of Information.

  No information, exhibit or report furnished by Borrower or Guarantor to the Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.9

Regulation U

   Neither Guarantor nor Borrower has used the proceeds of the Loan to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

5.10

Material Agreements

   Neither Guarantor nor Borrower is in default beyond any applicable notice and/or cure periods in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

5.11

Compliance With Laws.

  Each of Guarantor and Borrower has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect.

5.12

Reserved.

5.13

Investment Company Act.

  Neither Guarantor nor Borrower is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.14

Insurance

   Borrower carries insurance on the Collateral Asset with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar projects including, without limitation:

(i)

Property and casualty insurance (including coverage for flood and other water damage for any portion of the Collateral Asset located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Collateral Asset (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

(ii)

Loss of rental income insurance in the amount not less than one year’s gross revenues from the Collateral Asset; and

(iii)

Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

5.15

REIT Status

   Guarantor is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of Guarantor as a real estate investment trust.

5.16

Title to Property.

  The execution, delivery or performance of the Loan Documents required to be delivered by Guarantor and Borrower hereunder will not result in the creation of any Lien on the Projects of Guarantor or Borrower other than those interests intended to secure the Obligations.  To the Borrower’s Knowledge, no consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lender.

5.17

Environmental Matters

   Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except as disclosed on Schedule 3 attached hereto:

(a)

To the Knowledge of Guarantor and Borrower, the Collateral Asset does not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of Guarantor or Borrower under, Environmental Laws.

(b)

To the Knowledge of Guarantor and Borrower, the Collateral Asset has been in compliance in all material respects with all applicable Environmental Laws during the period of Borrower’s ownership thereof.

(c)

Neither Guarantor nor Borrower has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Collateral Asset, nor does the Borrower have Knowledge or reason to believe that any such notice will be received or is being threatened.

(d)

To the Knowledge of Guarantor and Borrower, Materials of Environmental Concern have not been transported or disposed of from the Collateral Asset in violation of, or in a manner or to a location which could reasonably give rise to liability of Guarantor or Borrower under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under the Collateral Asset in violation of, or in a manner that could give rise to liability of Guarantor or Borrower any applicable Environmental Laws.

(e)

No judicial proceedings or governmental or administrative action is pending, or, to the Knowledge of Guarantor, threatened, under any Environmental Law to which Guarantor or Borrower is or, to Guarantor’s or Borrower’s Knowledge, will be named as a party with respect to the Collateral Asset, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Collateral Asset.

(f)

To the Knowledge of Guarantor and Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the, or arising from or related to the operations of Guarantor and Borrower in connection with the Collateral Asset in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

5.18

Collateral Asset.

(a)

To the Borrower’s Knowledge and except as disclosed on the survey provided to the Lender pursuant to Section 4.1(xiv) of this Agreement, no buildings at the Collateral Asset are located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain through the Maturity Date the insurance prescribed in Section 4.1(xvi) hereof.

(b)

To the Borrower’s Knowledge as except as disclosed to Lender in the PCIA, as of the Agreement Execution Date, the Collateral Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other similar laws (“Applicable Laws”).

(c)

To the Borrower’s Knowledge, the Collateral Asset is served by all utilities required for the current or contemplated use thereof.  The Collateral Asset has accepted or is equipped to accept such utility service.

(d)

To the Borrower’s Knowledge, all public roads and streets necessary for service of and access to the Collateral Asset for the current or contemplated use thereof have been completed, and are open for use by the public.

(e)

To the Borrower’s Knowledge, the Collateral Asset is served by public water and sewer systems or, if the Collateral Asset is not serviced by a public water and sewer system, the alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise comply in all material respects with, all Applicable Laws with respect to such alternate systems.

(f)

To the Borrower’s Knowledge and except as may be disclosed in the reports delivered to Lender pursuant to Section 4.1 hereof, as of the Agreement Execution Date, (i) Borrower is not aware of any latent or patent structural or other significant deficiency of the Collateral Asset, (ii) the Collateral Asset is free of damage and waste that would materially and adversely affect the value of the Collateral Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear, (iii) the Collateral Asset is free from damage caused by fire or other casualty and (iv) there is no pending or, to the Knowledge of Borrower, threatened condemnation proceedings affecting the Collateral Asset, or any material part thereof.

(g)

To Borrower’s Knowledge, except as may be disclosed in the reports delivered to Lender pursuant to Section 4.1 hereof, all liquid and solid waste disposal,

septic and sewer systems located on the Collateral Asset are in a good and safe condition and repair and to Borrower’s Knowledge, in material compliance with all Applicable Laws with respect to such systems.

(h)

To the Borrower’s Knowledge and except as shown on the survey delivered pursuant to Section 4.1 above, as of the Agreement Execution Date, (i) all improvements on the Collateral Asset lie within the boundaries and building restrictions of the legal description of record of Collateral Asset, no improvements encroach upon easements benefiting the Collateral Asset other than encroachments that do not materially adversely affect the use or occupancy of the Collateral Asset and no improvements on adjoining properties encroach upon the Collateral Asset or easements benefiting the Collateral Asset other than encroachments that do not materially adversely affect the use or occupancy of the Collateral Asset and (ii) the Collateral Asset is served by roads which are located either on permanent easements that benefit all or part of the Collateral Asset or on public property and the Collateral Asset has access to, by virtue of such easements or otherwise, and is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

(i)

To the Borrower’s Knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, or other outstanding charges affecting the Collateral Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

Borrower agrees that all of its representations and warranties set forth in Article V of this Agreement and elsewhere in this Agreement are true on the Agreement Effective Date in all material respects.

5.19

Office of Foreign Asset Control

   Guarantor and Borrower are not (and will not be) a person with whom the Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not knowingly engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Borrower hereby agrees to provide to the Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

ARTICLE VI

COVENANTS

During the term of this Agreement:

6.1

Financial Reporting.

  Guarantor will maintain, for itself and the Borrower, a system of accounting established and administered in accordance with GAAP, and furnish to the Lender:

(i)

As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter, other than the fourth quarter, for the Guarantor, an unaudited balance sheet as of the close of each such period and the related unaudited statements of income and retained earnings and of cash flows of the Guarantor for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by Guarantor’s chief financial officer or chief accounting officer;

(ii)

As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter for the Borrower, the following reports in form and substance reasonably satisfactory to the Lender, all certified by Guarantor’s chief financial officer or chief accounting officer:  an operating statement for Borrower and the Collateral Asset, a rent roll for the Collateral Asset, a statement of Collateral Asset DSCR and Collateral Asset NOI as of the last day of such fiscal quarter and such other information on the Collateral Asset as may be reasonably requested by the Lender;

(iii)

As soon as available, but in any event not later than ninety (90) days after the close of each fiscal year, for the Guarantor, audited financial statements, including a balance sheet as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by independent certified public accountants of nationally recognized standing reasonably acceptable to the Lender;

(iv)

Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit  B hereto signed by Guarantor’s chief financial officer, chief accounting officer or chief operating officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer’s actual knowledge, no Default or Unmatured Default exists, or if, to such officer’s actual knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

(v)

As soon as possible and in any event within ten (10) days after a responsible officer of Guarantor knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Guarantor, describing said Reportable Event and the action which Guarantor proposes to take with respect thereto;

(vi)

As soon as possible and in any event within 10 days after receipt by a responsible officer of Guarantor, a copy of (a) any notice or claim to the effect that Guarantor or any of its Subsidiaries is or may be liable to any Person as a result of the release by Guarantor, any of its Subsidiaries, or any other Person of any Material of Environmental Concern into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Guarantor or any of its Subsidiaries, which, in the case of either (a) or (b) could have a Material Adverse Effect;

(vii)

Promptly upon the furnishing thereof to the shareholders of Guarantor, copies of all financial statements, reports and proxy statements so furnished; and

(viii)

Such other information (including, without limitation, financial statements for Guarantor and non-financial information) as the Lender may from time to time reasonably request.

6.2

Use of Proceeds

   Borrower will use the proceeds of the Loan to acquire the Collateral Asset.  Borrower will not, use any of the proceeds of the Loan (i) to purchase or carry any “margin stock” (as defined in Regulation U) if such usage could constitute a violation of Regulation U by the Lender or (ii) to fund any purchase of, or offer for, a controlling portion of the Capital Stock of any Person, unless the board of directors or other manager of such Person has consented to such offer.

6.3

Notice of Default

   Borrower and Guarantor will give prompt notice in writing to the Lender of the occurrence of any Default or Unmatured Default of which it has Knowledge and of any other development, financial or otherwise with respect to the Collateral Asset, the Borrower or Guarantor, other than general market conditions, which could reasonably be expected to have a Material Adverse Effect.

6.4

Conduct of Business

   Borrower will do all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a limited liability company in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct its businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, Borrower will not undertake any business other than the ownership, management, operation and leasing of the Collateral Asset.

6.5

Taxes

   Borrower will pay when due all taxes, assessments and governmental charges and levies upon it of its income or profits, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.  Notwithstanding the foregoing, any real estate taxes due on the Collateral Asset shall be paid in November for the calendar year applicable to such real estate taxes such that Borrower will receive the maximum discount permitted under Florida law.  Furthermore, on the Agreement Execution Date, Borrower shall deliver to Lender to hold in escrow on Borrower’s account, the estimated real estate taxes due for the 2010 calendar year on the Collateral Asset (such escrow, the “Real Estate Tax Fund”).  The Real Estate Tax Fund shall serve as additional collateral for the Loan and shall not be applied by Lender towards the payment of real estate taxes unless Lender elects to do so, at its sole option and discretion, upon Borrower’s failure to pay the real estate taxes due on the Collateral Asset in accordance with this Section 6.5.  Lender’s application of the Real Estate Tax Fund towards the payment of real estate taxes shall not negate or waive the Default resulting from Borrower’s failure to pay the real estate taxes in accordance with this Section 6.5.  Furthermore, in the event Lender applies the Real Estate Tax Fund towards the payment of real estate taxes, Lender shall be authorized to withhold proceeds from Borrower’s account established pursuant to the Account Agreement until such time as the Real Estate Tax Fund is funded to an amount satisfactory to Lender in its sole discretion.  Provided that (i) no Default shall have occurred and remain uncured, and (ii) the reductions required by Section 2.4 above and Section 2.4 of the TVC Loan Agreement have been accomplished, and subject to the terms of the Account Agreement, the Real Estate Tax Fund shall be released to Borrower upon the calendar anniversary of the Agreement Execution Date.

6.6

Insurance.

     Borrower will maintain insurance which is consistent with the representation contained in Section 5.14 on the Collateral Asset and Borrower will furnish to the Lender upon reasonable request full information as to the insurance carried. On the Agreement Execution Date, Borrower shall deliver to Lender to hold in escrow on Borrower’s account, the estimated cost for insurance on the Collateral Asset for a full calendar year (such escrow, the “Insurance Fund”).  The Insurance Fund shall serve as additional collateral for the Loan and shall not be applied by Lender towards the payment of insurance unless Borrower fails to maintain insurance in accordance with this Section 6.6.  Lender’s application of the Insurance Fund towards the payment of insurance shall not negate or waive the Default resulting from Borrower’s failure to maintain insurance in accordance with this Section 6.6.  Furthermore, in the event Lender applies the Insurance Fund towards the payment of insurance, Lender shall be authorized to withhold proceeds from Borrower’s account established pursuant to the Account Agreement until such time as the Insurance Fund is funded to an amount satisfactory to Lender in its sole discretion. Provided that (i) no Default shall have occurred and remain uncured, and (ii) the reductions required by Section 2.4 above and Section 2.4 of the TVC Loan Agreement have been accomplished, and subject to the terms of the Account Agreement, the Insurance Fund shall be released to Borrower upon the calendar anniversary of the Agreement Execution Date

6.7

Compliance with Laws

   Guarantor and Borrower will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

6.8

Maintenance of Properties

   Subject to the terms of the Mortgage, Borrower will do all things necessary to maintain, preserve, protect and keep the Collateral Asset in good repair, working order and condition, ordinary wear and tear excepted.

6.9

Inspection

   Borrower will permit the Lender upon reasonable notice and during normal business hours and subject to rights of tenants, by their respective representatives and agents, to inspect the Collateral Asset, corporate books and financial records of Borrower to examine and make copies of the books of accounts and other financial records of Borrower, and to discuss the affairs, finances and accounts of Borrower with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate.

6.10

Maintenance of Status

   Guarantor shall, at all times, maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

6.11

No Change in Control

   Guarantor will continue to own, directly or indirectly, 100% of the ownership interests in the Borrower.  There shall occur no Change in Control as to Guarantor without first obtaining Lender’s written consent, which consent shall be subject to Lender’s sole and absolute discretion.  Notwithstanding the foregoing, Lender shall not unreasonably withhold its consent to any merger or consolidation of Guarantor with any of the following Maryland corporations: Inland Real Estate Corporation, Inland American Real Estate Trust, Inc. or Inland Western Retail Real Estate Trust, (any such merger, the "Guarantor Merger"), provided that in connection with the Guarantor Merger, Guarantor shall provide or cause to be provided to Lender (A) written notice of such Guarantor Merger; (B) all organizational, consolidation or merger documents, as the case may be, of the surviving entity; (C) evidence of the surviving entity having (at the time of such merger or consolidation) (i) minimum liquidity (cash and cash equivalents including marketable securities but excluding any funds pledged as collateral to any third party or held in a margin account) no less then Guarantor, (ii) a net worth equal to Guarantor (but not less than One Billion Dollars ($1,000,000,000.00)), and (iii) a GAAP leverage no greater than Guarantor taking into consideration total liabililities as to total assets (collectively, the "Guarantor Minimum Requirements"); (D) the reconstituted Guarantor executes and delivers to Lender an Acknowledgment and Ratification (in form prepared by Lender’s counsel) of such reconstituted Guarantor’s obligations under the Guaranties, this Agreement and the Loan Documents; and (E) payment of all reasonable fees and costs incurred by Lender in connection with the review of such proposed Guarantor Merger, the preparation of the foregoing Acknowledgment and Ratification, and the consummation thereof, including reasonable attorneys’ fees.  Lender’s cosent to the Guarantor Merger may also be conditioned upon Guarantor, simultaneously with the consummation of the Guarantor Merger, repaying a portion of the Outstanding Loan Amount in an amount such that the Collateral Asset LTV is no more than fifty-five percent (55%).  Notwithstanding anything stated herein to the contrary, Lender may refuse to consent to a Guarantor Merger if Lender determines in its sole discretion that such merger creates an aggregate exposure issue for Lender as it relates to the reconstituted Guarantor.

6.12

Affiliates

.  Subject to the exceptions provided in this Agreement, Borrower will not enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arms-length transaction.

6.13

Property Management.

An Affiliate of Guarantor shall act as the property manager of the Collateral Asset in accordance with a management agreement approved by the Lender.

6.14

Single Purpose

Borrower has been formed for the sole purpose of owning and operating the Collateral Asset.  From and after the date hereof and until such time as the Loan shall be paid in full:

(i)

Borrower has not and will not own any asset or property other than (i) the Collateral Asset, and (ii) incidental personal property necessary for the ownership or operation of the Collateral Asset.

(ii)

Borrower has not and will not engage in any business other than the ownership, management and operation of the Collateral Asset and Borrower will conduct and operate its business as presently conducted and operated.

(iii)

Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than (X) the Loan, (Y) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding $100,000 at any one time, and (Z) indebtedness incurred in the financing of equipment and other personal property used on the Collateral Asset with annual payments not exceeding $100,000 in the aggregate, provided that any indebtedness incurred pursuant to subclauses (Y) and (Z) shall be (1) not more than sixty (60) days past due and (2) incurred in the ordinary course of business.  No indebtedness other than the Loan may be secured (subordinate, pari passu or otherwise) by the Collateral Asset.

(iv)

Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than any such party and upon terms acceptable to Lender in its sole discretion.

(v)

Borrower shall not acquire obligations or securities of its Affiliates.

(vi)

As of the date hereof, Borrower is and will remain solvent and is able to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same become due.

(vii)

Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and neither party will, nor will it permit any constituent party to, amend, modify or otherwise change the articles of formation, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender in any manner that violates the covenants set forth in this Section 6.14).

(viii)

Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party.  Except for Guarantor, Borrower’s assets will not be listed as assets on the financial statement of any other Person.

(ix)

Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks bearing its own name.

(x)

Borrower maintains adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(xi)

Neither Borrower, nor any constituent party will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower, or transfer or otherwise dispose of all or substantially all of its assets.

(xii)

Borrower will not commingle its funds and other assets with those of any Affiliate or constituent party or any other Person (provided, however, property manager of the Collateral Asset may do so), and will hold all of its assets in its own name, other than as permitted under the Loan Documents.

(xiii)

Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(xiv)

Except for the Loan, Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(xv)

Borrower will not permit any Affiliate or constituent party independent access to its bank accounts.

(xvi)

Borrower will pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(xvii)

Borrower will compensate each of its consultants and agents from funds generated by the Collateral Asset or from other sources for services provided to the Collateral Asset.

6.15

Cross-Collateralized DSCR Covenant

.  The Borrower will be required to maintain a Cross-Collateralized Asset DSCR, as of the last day of the fiscal quarter ending on September 30, 2010, of no less than 1.25 to 1.00.  For the fiscal quarter immediately thereafter, ending on December 31, 2010, and on each fiscal quarter thereafter, the Borrower shall be required to maintain a Cross-Collateralized Asset DSCR of no less than 1.45 to 1.00.

6.16

Collateral Asset Cash Flow

.  Pursuant to the Account Agreement, Borrower has agreed to commence immediately depositing all cash flow received by it on account of the Collateral Asset into the account established pursuant to the Account Agreement and to permit the Lender to prohibit any further distributions from such account upon a Default.

6.17

Approval of Leases

.  Borrower shall not enter into any lease for more than 10,000 square feet of gross leaseable area at the Collateral Asset without the prior written consent of the Lender, which consent or denial,as applicable, shall be given within ten (10) business days after Lender’s receipt of a request for consent, or if not given in such time period, shall be deemed approved.  The Lender shall have the right, upon request, at any time, to receive tenant estoppel certificates and subordination, non-disturbance and attornment agreements in form and substance acceptable to the Lender from any Major Tenant at the Collateral Asset; provided however that Borrower shall have no obligation to provide to Lender (i) an estoppel certificate for any tenant any more often than once in each calendar year and (ii) more than one Subordination, Non-Disturbance and Attornment Agreement for any tenant.

6.18

PCIA

.  Borrower shall enforce its rights under the PCIA and, to the extent Borrower receives any of the monies escrowed pursuant to the PCIA, Borrower agrees to use such proceeds in accordance with the terms of the PCIA.  Upon a Default, Lender may direct Chicago Title Insurance Company, as escrow agent under the Escrow Agreement, to deliver the escrowed monies to Lender as additional collateral for the Loan.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1

Nonpayment of any principal payment due hereunder or under any Note when due.

7.2

Nonpayment of interest upon any Note or of any fee or other payment Obligations under any of the Loan Documents within ten (10) days after the same becomes due.

7.3

The breach of any of the terms or provisions of Sections 6.2, 6.10, 6.11, 6.12, and 6.15.

7.4

Any representation or warranty made or deemed made by or on behalf of Guarantor or Borrower to the Lender under or in connection with this Agreement, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or at any time during the term of this Agreement.

7.5

The breach by Guarantor or Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Lender.

7.6

Guarantor or Borrower shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (vii) admit in writing its inability to pay its debts generally as they become due.

7.7

A receiver, trustee, examiner, liquidator or similar official shall be appointed for Guarantor or Borrower or for any Substantial Portion of the Property of Guarantor or for the Collateral Asset or a proceeding described in Section 7.6(iv) shall be instituted against Guarantor or Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

7.8

Guarantor or Borrower shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Guarantor or Borrower would exceed $1,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

7.9

Guarantor or Borrower shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or Guarantor or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

7.10

Borrower or Guarantor shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Guarantor to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

7.11

Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems at Properties owned by Gurantor whose aggregate book values are in excess of $5,000,000.

7.12

The occurrence of any “Default” as defined in any Loan Document or in the TVC Loan Agreement or the breach of any of the terms or provisions of any Loan Document or the TVC Loan Agreement, which default or breach continues beyond any period of grace therein provided.

7.13

The attempted revocation, challenge, disavowment, or termination by Guarantor or Borrower of any of the Loan Documents.

7.14

Either Guarantor or Borrower, without obtaining the prior written consent of the Lender, which consent shall be subject to Lender’s sole and absolute discretion, shall enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or substantially all of their Properties, unless (a) in the case of a merger or consolidation Guarantor is the surviving entity in such merger or consolidation and (b) after giving effect to the merger, Guarantor and Borrower each remains in compliance with the terms of this Agreement, provided that any such action shall not constitute a Default unless Guarantor shall fail to reverse such action within sixty (60) days after written notice from the Lender that such action constitutes a Default hereunder.

7.15

The receipt by Guarantor of a notice of default in connection with (a) any Recourse Indebtedness of Guarantor, or (b) any Indebtednesss of Guarantor in excess of $10,000,000.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1

Acceleration

.  If any Default described in Section 7.7 or 7.8 occurs, the Obligations shall immediately become due and payable without any election or action on the part of the Lender.  If any other Default occurs, so long as a Default exists the Lender may declare the Obligations to be due and payable, whereupon if the Lender elected to accelerate (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (ii) if any automatic or optional acceleration has occurred, the Lender shall use good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and Guarantor under the Loan Documents.

8.2

Intentionally Deleted

8.3

Preservation of Rights

.  No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

8.4

Intentionally Deleted

ARTICLE IX

GENERAL PROVISIONS

9.1

Survival of Representations

.  All representations and warranties of Guarantor and the Borrower contained in this Agreement shall survive delivery of the Note and the making of the Loan herein contemplated.

9.2

Governmental Regulation.

  Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3

Headings

.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4

Entire Agreement

.  The Loan Documents embody the entire agreement and understanding among the Borrower, Guarantor and the Lender and supersede all prior commitments, agreements and understandings among the Borrower, Guarantor and the Lender relating to the subject matter thereof.

9.5

Benefits of this Agreement

.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.6

Expenses; Indemnification

.  The Borrower shall reimburse the Lender for any costs, and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the amendment, modification, and enforcement of the Loan Documents.  The Borrower also agrees to reimburse the Lender for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout).  The Borrower further agrees to indemnify the Lender and its Affiliates, and its directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and reasonable expenses for attorneys of the indemnified parties, all reasonable expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Collateral Asset, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.

9.7

Intentionally Deleted.

9.8

Accounting.

  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

9.9

Severability of Provisions

  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10

Nonliability of Lender.

  The relationship between the Borrower, on the one hand, and the Lender, on the other, shall be solely that of borrower and lender.  The Lender shall not have any fiduciary responsibilities to the Borrower.  The Lender does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

9.11

CHOICE OF LAW

  THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF FLORIDA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

9.12

CONSENT TO JURISDICTION

  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR FLORIDA STATE COURT SITTING IN ST. LUCIE COUNTY, FLORIDA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN ST. LUCIE COUNTY, FLORIDA.

9.13

WAIVER OF JURY TRIAL

  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

9.14

General Immunity

.  Neither the Lender nor any of its directors, officers, agents or employees shall be liable to the Borrower for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or (ii) any determination by the Lender that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Loan hereunder to be classified as being part of a “highly leveraged transaction”.

ARTICLE X

RESERVED

ARTICLE XI

RELEASE OF OUTPARCELS AND BABIES R’US PREMISES

11.1

Transfer or Financing of Outparcels

Provided that (i) no Default shall have occurred and remain uncured, (ii) the reductions required by Section 2.4 above and Section 2.4 of the TVC Loan Agreement have been accomplished, (iii) Borrower desires to either (a) transfer an Outparcel to an entity or individual for commercial, development or public purposes compatible with the use and operation of the Property as a regional shopping center, or (b) obtain financing secured by such outparcel in connection with a build-to-suit lease, and (iv) the per square foot value of such Outparcel has been established by the initial Appraisal referenced in Section 4.1 (xiv) above or, in the event that the initial Appraisal referenced in Section 4.1(xiv) is more than twelve (12) months old, a then-current appraisal of such Outparcel acceptable to Lender in its reasonable discretion (or in the event that such Outparcel includes portions of multiple parcels valued in such initial or more current appraisal approved by Lender, a blended per square foot value based on such initial or subsequently approved Appraisal has been determined by the Lender), Borrower shall have the right from time to time prior to the Maturity Date to obtain a release of the Lien of the Mortgage (and related Loan Documents) as to such Outparcel upon satisfaction of the following conditions precedent:

(i)

Borrower shall provide Lender not less than thirty (30) days notice (or a shorter period of time if permitted by Lender in its sole discretion) specifying the date (the “Partial Release Date”) on which the partial release is to occur provided, however, that Borrower may postpone the Parcel Release Date from time to time as long as the extended date is at least five (5) business days after notice of such extension;

(ii)

Borrower shall have delivered to Lender evidence that Borrower has complied with all requirements of and obtained all approvals required under any leases of the Collateral Asset and any operating agreements applicable to the release of such Outparcel and that the partial release does not violate any of the provisions of such leases and operating agreements including, without limitation, provisions relating to the availability of parking at the Collateral Asset provided, however, that an Authorized Officer’s certificate to that effect shall be sufficient evidence of such compliance and obtaining of such approvals as to tenants which are not Major Tenants;

(iii)

Borrower shall have delivered to Lender (A) at Borrower’s option, (x) an endorsement to the Lender’s title insurance policy (y) an opinion of counsel (from counsel reasonably to Lender) or (z) a certificate of an architect and/or surveyor (both reasonably acceptable to Lender and licensed to practice in Florida) indicating that such Outparcel has been legally subdivided for zoning lot purposes from the remainder of the Collateral Asset pursuant to a zoning lot subdivision in accordance with applicable law, (B) at Borrower’s option (x) an endorsement to the Lender’s title insurance policy, (y) an opinion of counsel (from counsel reasonably acceptable to Lender) or (z) a certificate of an architect and/or surveryor (both reasonably acceptable to Lender and licensed to practice in Florida) indicating that the balance of the Collateral Asset separately conforms to and is in material compliance with all applicable legal requirements and constitutes one or more separate tax lots, (C) an Authorized Officer’s certificate to the effect that the Outparcel is not necessary for the uses of the remainder of the Collateral Asset, including, without limitation, for support, access, driveways, parking, utilities, drainage flows or any other purpose, (after giving effect to any easements therefor reserved over such Outparcel for the benefit of the remainder of the Collateral Asset) and (D) an Authorized Officer’s certificate with supporting documentation indicating that either (y) sufficient parking remains on the remainder of the Collateral Asset to comply with all leases of such remainder and with all operating agreements and which is adequate for the proper use and enjoyment of the balance of the Collateral Asset; or (z) reservations of parking spaces (in favor of such remainder) in such Outparcel are sufficient (when added to parking otherwise available to the remainder) to comply with all leases of such remainder and with all operating agreements and which are adequate for the proper use and enjoyment of the remainder of the Collateral Asset;

(iv)

Borrower shall have delivered a metes and bounds description of such Outparcel and a survey of such Outparcel which would be standard in commercial lending transactions;

(v)

Borrower shall have delivered to Lender on the date of the release an endorsement to the policy or policies of title insurance insuring the Mortgage reflecting the release and (A) insuring Lender’s interest in any easements created in connection with the release, (B) extending the effective date of the policy or policies to the effective date of the release, and (C) confirming no change in the priority of the Mortgage on the remainder of the Collateral Asset or in the amount of the insurance or the coverage under the policy or policies;

(vi)

Borrower shall, as a condition to such release, repay a portion of the Outstanding Loan Amount in an amount equal to the greater of (x) fifty-five percent (55%) of the net sale proceeds of such Outparcel taking into account customary closing expenses and a brokerage commission not to exceed 3% of the purchase price amount for the Outparcel, or (y) fifty-five percent (55%) of the appraised value of such Outparcel based upon a then-current appraisal of such Outparcel acceptable to Lender in its reasonable discretion (with respect to a release of an Outparcel in connection with Borrower’s obtaining financing in connection with a build-to-suit lease, only subsection (y) shall apply); and

(vii)

Borrower shall pay all out-of-pocket costs and expenses of Lender incurred in connection with the partial release, including its reasonable attorneys’ fees and expenses.

11.2

Transfer of Babies R’Us Premises

Pursuant to an Operation and Easement Agreement recorded September 7, 2006 at Official Records Book 2650, Page 2124 of the public records of St. Lucie County, Florida (the “OEA”), Target Corporation (“Target”) has the option to purchase the Babies R Us premises (the “BRU Premises”) which are a part of the Collateral Asset under the conditions set forth in the OEA.  Borrower may request prior to the Maturity Date a release of the Lien of the Mortgage (and related Loan Documents) as to the BRU Premises upon satisfaction of the following conditions precedent:

(i)

Borrower shall promptly provide Lender with notice from Target that it is exercising its option under the OEA to purchase the BRU Premises;

(ii)

Borrower shall provide Lender not less than thirty (30) days notice (or a shorter period of time if permitted by Lender in its sole discretion) specifying the date (the “BRU Premises Release Date”) on which the release of the BRU Premises is to occur provided, however, that Borrower may postpone the

BRU Premises Release Date from time to time as long as the extended date is at least five (5) business days after notice of such extension;

(iii)

Borrower shall have delivered to Lender evidence that Borrower has complied with all requirements of and obtained all approvals required under any leases of the Collateral Asset and any operating agreements applicable to the release of the BRU Premises and that the release of the BRU Premises does not violate any of the provisions of such leases and operating agreements including, without limitation, provisions relating to the availability of parking at the Collateral Asset provided, however, that an Authorized Officer’s certificate to that effect shall be sufficient evidence of such compliance and obtaining of such approvals as to tenants which are not Major Tenants;

(iv)

Borrower shall have delivered to Lender (A) at Borrower’s option, (x) an endorsement to the Lender’s title insurance policy (y) an opinion of counsel (from counsel reasonably to Lender) or (z) a certificate of an architect and/or surveyor (both reasonably acceptable to Lender and licensed to practice in Florida) indicating that the BRU Premises have been legally subdivided for zoning lot purposes from the remainder of the Collateral Asset pursuant to a zoning lot subdivision in accordance with applicable law, (B) at Borrower’s option (x) an endorsement to the Lender’s title insurance policy, (y) an opinion of counsel (from counsel reasonably acceptable to Lender) or (z) a certificate of an architect and/or surveryor (both reasonably acceptable to Lender and licensed to practice in Florida) indicating that the balance of the Collateral Asset separately conforms to and is in material compliance with all applicable legal requirements and constitutes one or more separate tax lots, (C) an Authorized Officer’s certificate to the effect that the BRU Premises are not necessary for the uses of the remainder of the Collateral Asset, including, without limitation, for support, access, driveways, parking, utilities, drainage flows or any other purpose, (after giving effect to any easements therefor reserved over such BRU Premises for the benefit of the remainder of the Collateral Asset) and (D) an Authorized Officer’s certificate with supporting documentation indicating that either (y) sufficient parking remains on the remainder of the Collateral Asset to comply with all leases of such remainder and with all operating agreements and which is adequate for the proper use and enjoyment of the balance of the Collateral Asset; or (z) reservations of parking spaces (in favor of such remainder) in the BRU Premises are sufficient (when added to parking otherwise available to the remainder) to comply with all leases of such remainder and with all operating agreements and which are adequate for the proper use and enjoyment of the remainder of the Collateral Asset;

(v)

Borrower shall have delivered a metes and bounds description of the BRU Premises and a survey of the BRU Premises which would be standard in commercial lending transactions;

(vi)

Borrower shall have delivered to Lender on the date of the release an endorsement to the policy or policies of title insurance insuring the Mortgage reflecting the release of the BRU Premises and (A) insuring Lender’s interest in any easements created in connection with the release, (B) extending the effective date of the policy or policies to the effective date of the release, and (C) confirming no change in the priority of the Mortgage on the remainder of the Collateral Asset or in the amount of the insurance or the coverage under the policy or policies;

(vii)

Borrower shall, as a condition to such release, repay a portion of the Outstanding Loan Amount in an amount equal to the greater of (x) fifty-five percent (55%) of the net sale proceeds of such Outparcel taking into account customary closing expenses and a brokerage commission not to exceed 3% of the purchase price amount for the Outparcel, or (y) an amount such that the Collateral Asset LTV (based upon an Appraised Value excluding the BRU Premises) is no more then fifty-five percent (55%);

(viii)

Borrower shall pay all out-of-pocket costs and expenses of Lender incurred in connection with the release of the BRU Premises, including its reasonable attorneys’ fees and expenses.

11.3

Release

.  If Borrower has requested the release of an Outparcel or the BRU Premises pursuant to this Article XI and the requirements of this Article XI have been satisfied, such Outparcel or BRU Premises, as applicable, shall (a) be released from the Lien of the Mortgage (and related Loan Documents), and (b) no Prepayment Premium shall be due to Lender from Borrower in connection with such release.  In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Partial Release Date or BRU Premises Release Date, as pplicable, (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender.  Such release shall be in a form appropriate in the jurisdiction in which the Collateral Asset is located.  In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Authorized Officer’s certificate certifying that such documentation (i) is in compliance with all legal requirements, and (ii) will effect such release in accordance with the terms of this Agreement.  Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender’s reasonable attorneys’ fees.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1

Successors and Assigns

.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Lender must be made in compliance with Section 12.3.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by the Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank.  The Lender and Borrower may treat the Person which made any Loan or which holds the Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Lender and Borrower may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to the Loan or the Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to the Loan (whether or not a new Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to the Loan.

12.2

Participations.

Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities (“Participants”) participating interests in the Loan, the Note or any other interest of Lender under the Loan Documents.

12.3

Assignments.

12.3.1

Permitted Assignments.  Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of its Affiliates or to one or more banks, financial institutions or pension funds, or any other entity (“Purchasers”) all or any portion of its rights and obligations under the Loan Documents provided that any assignment of only a portion of such rights and obligations shall be in an amount not less than $2,500,000.  Such assignment shall be substantially in the form of Exhibit C hereto or in such other form as may be agreed to by the parties thereto.

12.3.2

Effect; Effective Date.  Upon delivery to the Borrower of a notice of assignment, substantially in the form attached as Exhibit “I” to Exhibit C hereto (a “Notice of Assignment”), together with any consents required by Section 12.3.1, such assignment shall become effective on the effective date specified in such Notice of Assignment.  The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Loan under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lender and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, or the Lender shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Loan Amount and Loan assigned to such Purchaser.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such

Purchaser, in each case in principal amounts reflecting their portion of the Outstanding Loan Amount, as adjusted pursuant to such assignment.

12.4

Dissemination of Information.

  The Borrower authorizes Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in the Lender’s possession concerning the creditworthiness of the Loan Parties.

12.5

Tax Treatment.

  If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.3.

ARTICLE XIII

NOTICES

13.1

Giving Notice.

  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

13.2

Change of Address.

  The Borrower and the Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by Borrower, Guarantor and the Lender.

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IN WITNESS WHEREOF, the Borrower, Guarantor and the Lender have executed this Agreement as of the date first above written.

INLAND DIVERSIFIED PORT ST LUCIE LANDING, L.L.C., a Delaware limited liability company

By:      Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

            By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Its: President

c/o Inland Diversified Real Estate Trust, Inc.

Attention:  President

2901 Butterfield Road

Oak Brook, Illinois 60523

Phone: (561) 392- 2150

Facsimile: (561) 392-5091

With a copy to:

Inland Diversified Real Estate Trust, Inc.

Attention:  General Counsel

2901 Butterfield Road

Oak Brook, Illinois 60523

Phone: (561) 392- 2150

Facsimile: (561) 392-5091

[Signatures continue on next page]

INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Its: President

Inland Diversified Real Estate Trust, Inc.

Attention:  President

2901 Butterfield Road

Oak Brook, Illinois 60523

Phone: (561) 392- 2150

Facsimile: (561) 392-5091

With a copy to:

Inland Diversified Real Estate Trust, Inc.

Attention:  General Counsel

2901 Butterfield Road

Oak Brook, Illinois 60523

Phone: (561) 392- 2150

Facsimile: (561) 392-5091

[Signatures continue on next page]

KEYBANK NATIONAL ASSOCIATION, a national

banking association

By:  /s/ Kevin P. Murray

Print Name:  Kevin P. Murray

Title:  Senior Vice President

KeyBank Real Estate Capital

Institutional Group

1200 Abernathy Road NE, Suite 1550

Atlanta, Georgia  30328

Mail Code:  GA-03-40-0900

Phone:  770-510-2168

Facsimile:  770-510-2195

[Signatures continue on next page]

EXHIBIT A

FORM OF NOTE

PROMISSORY NOTE

$41,000,000.00

June ___, 2010

FOR VALUE RECEIVED, the undersigned, INLAND DIVERSIFIED PORT ST LUCIE LANDING, L.L.C., a Delaware limited liability company (hereinafter called “Maker”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (hereinafter, together with all subsequent holders of this Note, called “Payee”), at the place designated in the Loan Agreement (as hereinafter defined), the principal sum of Forty One Million and 00/100 Dollars ($41,000,000), advanced pursuant to the Loan Agreement executed of even date herewith between Maker and Payee (the "Loan Agreement"), in United States Dollars, together with interest thereon as hereinafter provided.  The Loan Agreement is hereby incorporated herein by reference.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement.

1.

LOAN TERM; REPAYMENT.  The principal balance of this Note shall bear interest until paid in full at the Applicable Interest Rate.  The entire outstanding principal balance of this Note, together with all accrued and unpaid interest and any other amounts due hereunder, shall be due and payable in full on the Maturity Date.  Payment of principal and interest of this Note shall be governed by the Loan Agreement.

2.

SECURITY FOR THE NOTE.

2.1.

As security for the payment of the monies owing under this Note, Maker has delivered or has caused to be delivered to Agent the following (each a "Loan Document" and collectively with this Note, the Loan Agreement, and any other guaranty, document, certificate or instrument executed by Maker or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof, the "Loan Documents"): (a) a Mortgage, Assignment of Leases and Rents, and Security Agreement executed by Maker in favor of Payee, dated of even date herewith, and to be recorded in the public records of St. Lucie County, Florida (the “Mortgage”), on certain real property and the improvements situated thereon in St. Lucie County, Florida, as more fully described in the Mortgage (the "Property"); (b) an Assignment of Leases and Rents executed by Maker in favor of Payee, dated of even date herewith, and to be recorded in the public records of St. Lucie County, Florida (the "Assignment of Leases") assigning all of the assignor's rights as lessor under all leases affecting the Property; (c) a Limited Payment Guaranty, of even date herewith,  executed by Inland Diversified Real Estate Trust, Inc., a real estate investment trust (“Guarantor”), in favor of Payee (the “Limited Payment Guaranty”), and (d) a Non-Recourse Exception Guaranty, of even date herewith, executed by Guarantor in favor of Payee (the “Non-Recourse Guaranty”; together with the Limited Payment Guaranty, the "Guaranties").

2.2.

Maker hereby grants to Payee a continuing security interest in all property of Maker, now or hereafter in the possession of Payee, as security for the payment of this Note,

which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder.

3.

EVENTS OF DEFAULT; REMEDIES.  Upon or at any time after the occurrence of a Default, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due hereunder shall without notice become immediately due and payable in the manner and with the effect provided in the Loan Agreement.

4.

GENERAL PROVISIONS:

Except as otherwise specifically provided in the Loan Documents, Maker and any endorsers or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof.  Maker and any endorsers or guarantors hereof agree that the time for any payments hereunder may be extended from time to time without notice and consent to the acceptance of further security or the release of any existing security for this Note, all without in any manner affecting their liability under or with respect to this Note.  No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note even though Maker is not a party to such agreement.

All notices and communications under this Note shall be given in the manner for notices as set forth in the Loan Agreement.

All amounts payable hereunder are payable in lawful money of the United States of America.  Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys’ fees, whether or not any legal action shall be instituted to enforce this Note.

This Note is given for business purposes and none of the proceeds of the Loan or this Note will be used for personal, family or household purposes.

MAKER AGREES THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS HEREUNDER.

This Note shall be governed by and construed according to the laws of the State of Florida.  It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable law now or hereafter governing the interest payable on this Note or the Loan (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Florida law).  If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or under any of the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Payee’s exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker’s having paid any interest in excess of that permitted by applicable law, then it is Maker’s and Payee’s express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby and by the other security documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Loan for so long as debt is outstanding under the Loan.

The term “Maker” as used in this Note shall mean and have reference to, collectively, all parties and each of them directly or indirectly obligated for the indebtedness evidenced by this Note, whether as principal maker, endorser, guarantor, or otherwise, together with all parties who have acquired the property encumbered by the Mortgage or any portion or portions thereof, together with the respective heirs, administrators, executors, legal representatives, successors and assigns of each of the foregoing.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

FLORIDA DOCUMENTARY STAMPS IN THE AMOUNT REQUIRED BY LAW HAS BEEN PAID WITH RESPECT TO THIS NOTE AND PROPER DOCUMENTARY STAMPS AFFIXED TO THE MORTGAGE SECURING THE NOTE.

INLAND DIVERSIFIED PORT ST LUCIE LANDING, L.L.C., a Delaware limited liability company

By:      Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

            By:______________________________

Name: Barry L. Lazarus

Its: President

EXHIBIT B

COMPLIANCE CERTIFICATE

KeyBank National Association

127 Public Square

Cleveland, Ohio  44114

Re:

Loan Agreement dated as of June _____, 2010 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”) between INLAND DIVERSIFIED PORT ST LUCIE LANDING, L.L.C. (“Borrower”), INLAND DIVERSIFIED REAL ESTATE TRUST, INC., and KEYBANK NATIONAL ASSOCIATION (“Lender”).

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower hereby certifies to the Lender that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lender pursuant to the Agreement together with this Certificate (such statements the “Financial Statements” and the periods covered thereby the “reporting period”) and for such reporting periods.

The Borrower hereby further certifies to the Lender that:

1.

Compliance with Financial Covenants.  Schedule A attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

2.

Review of Condition.  The Borrower has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of the Borrower set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower through the reporting periods.

3.

Representations and Warranties.  To the Borrower’s Knowledge, the representations and warranties of the Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule B hereto.

4.

Covenants.  To the Borrower’s Knowledge, during the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule B hereto.

5.

No Default.  To the Borrower’s Knowledge, no Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule B hereto.

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IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ___ day of ___________, 2010.

INLAND DIVERSIFIED PORT ST LUCIE LANDING, L.L.C., a Delaware limited liability company

By:      Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

            By:______________________________

Name: Barry L. Lazarus

Its: President

c/o Inland Diversified Real Estate Trust, Inc.

Attention:  President

2901 Butterfield Road

Oak Brook, Illinois 60523

Phone: (561) 392- 2150

Facsimile: (561) 392-5091

With a copy to:

Inland Diversified Real Estate Trust, Inc.

Attention:  General Counsel

2901 Butterfield Road

Oak Brook, Illinois 60523

Phone: (561) 392- 2150

Facsimile: (561) 392-5091

[Signatures continue on next page]

INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation

By:______________________________

Name: Barry L. Lazarus

Its: President

Inland Diversified Real Estate Trust, Inc.

Attention:  President

2901 Butterfield Road

Oak Brook, Illinois 60523

Phone: (561) 392- 2150

Facsimile: (561) 392-5091

With a copy to:

Inland Diversified Real Estate Trust, Inc.

Attention:  General Counsel

2901 Butterfield Road

Oak Brook, Illinois 60523

Phone: (561) 392- 2150

                                                  Facsimile: (561) 392-5091

EXHIBIT C

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between __________________________________ (the “Assignor”) and _________________________ (the “Assignee”) is dated as of _____________, 200_.  For purposes of this Assignment Agreement “Agent” shall mean _______________.  The parties hereto agree as follows:

1.

PRELIMINARY STATEMENT.  The Assignor is a party to a Loan Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the “Loan Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

2.

ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Loan Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.  The dollar amount of the Outstanding Loan Amount purchased by the Assignee hereunder is also set forth in Item 3 of Schedule 1.

3.

EFFECTIVE DATE.  The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit “I” attached hereto has been delivered to the Agent.  Such Notice of Assignment must include the consent of the Agent to the extent required by Section 12.3.1 of the Loan Agreement.  In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date.  The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date.  As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4.

PAYMENTS OBLIGATIONS.  On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby.  The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby.  In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Loans assigned to the Assignee hereunder which is outstanding on the Effective Date.  The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent and (ii) any amounts of interest on Loans and fees received from the Agent to the extent either (i) or (ii) relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date and have not been previously paid by the Assignee to the Assignor.  In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

5.

REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR’S LIABILITY.  The Assignor represents and warrants:  (a) that it is the legal and beneficial owner of the interest being assigned by it hereunder, (b) that such interest is free and clear of any adverse claim created by the Assignor, (c) that it has all necessary right and authority to enter into this Assignment, (d) that the Loan Agreement has not been modified or amended, (e) that the Assignor is not in default under the Loan Agreement, and (f) that, to the best of Assignor’s knowledge, the Borrower is not in Default under the Credit Agreement.  It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

6.

REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, and (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA.

7.

INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed by Assignee under this Assignment Agreement on and after the Effective Date.  The Assignor agrees to indemnify and hold the Assignee harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignee in connection with or arising in any manner from the Assignor’s non-performance of the obligations assigned to Assignee under this Assignment Agreement prior to the Effective Date.

8.

SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Loan Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4 and 7 hereof.

9.

REDUCTIONS OF LOAN AMOUNT.  If any reduction in the Loan Amount occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Loan Amount.

10.

ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.

GOVERNING LAW.  This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Florida.

12.

NOTICES.  Notices shall be given under this Assignment Agreement in the manner set forth in the Loan Agreement.  For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

ASSIGNOR:

[

]

By:

Name:

Title:

ASSIGNEE:

[_____________________________________]

By:

Name:

Title:

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

Attach Assignor’s Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

[to be provided by KeyBank]

SCHEDULE 1

to Assignment Agreement

1.

Description and Date of Agreement:  Loan Agreement dated as of June __, 2010 among Inland Diversified Port St Lucie Landing, LLC, Inland Diversified Real Estate Trust, Inc., KeyBank National Association as “as Lender".

2.

Date of Assignment Agreement:_____________, 200_

3.

Amounts (As of Date of Item 2 above):

a.

Loan Amount

under Loan Agreement

$____________

b.

Dollar Amount of Outstanding Loan Amount

Purchased by Assignee under this

Assignment Agreement:

$____________

b.

Assignee’s Percentage

of the Loan Amount

purchased under this

Assignment Agreement**

_____________%

4.

Proposed Effective Date:

___________________

Accepted and Agreed:

KEYBANK NATIONAL ASSOCIATION

as Lender

By:

Title:

**  Percentage taken to 10 decimal places.

EXHIBIT “I”

to Assignment Agreement

NOTICE OF ASSIGNMENT

______________, 200_

To:

KeyBank National Association

127 Public Square

Cleveland, Ohio 44114

Attention:  Real Estate Capital

BORROWER:

_________________, LLC

______________________

______________________

From:

[NAME OF ASSIGNOR] (the “Assignor”)

[NAME OF ASSIGNEE] (the “Assignee”)

1.

We refer to that Loan Agreement (the “Loan Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

2.

This Notice of Assignment (this “Notice”) is given and delivered to the Agent pursuant to Section 12.3.2 of the Loan Agreement.

3.

The Assignor and the Assignee have entered into an Assignment Agreement, dated as of             , 200_ (the “Assignment”), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Loan Agreement.  The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any fee required by Section 12.3.2 of the Loan Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

4.

The Assignor and the Assignee hereby give to the Agent notice of the assignment and delegation referred to herein.  The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter.  The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee.   At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

5.

If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee.  The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

6.

The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

7.

The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.

8.

The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof.  The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Loan Agreement.*

*May be eliminated if Assignee is a party to the Loan Agreement prior to the Effective Date.

NAME OF ASSIGNOR

NAME OF ASSIGNEE

By:

By:

Title:

Title:

ACKNOWLEDGED AND, IF REQUIRED BY THE LOAN AGREEMENT, CONSENTED TO BY KEYBANK NATIONAL ASSOCIATION, AS AGENT

By:

Title:

[Attach photocopy of Schedule 1 to Assignment]

EXHIBIT D

LEGAL DESCRIPTION OF OUTPARCELS

Parcels 2, 5, 6, 6A and 7 of TRADITION PLAT 41, according to the Plat thereof, as recorded in Plat Book 53 at pages 32 through 40 of the Public Records of St. Lucie County, Florida.

D-1

EXHIBIT E

ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES

Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA).  The purpose of this standard is to “define good commercial and customary practice in the United States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products.”  The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes “all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices” as defined in 42 USC 9601(35)(B).

The goal of the ASTM Phase I ESA is to identify “recognized environmental conditions.”  Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property.  The term includes hazardous substances or petroleum products even under conditions in compliance with laws.  The term is not intended to include de minimus conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

The ASTM standard indicates that a Phase I ESA should consist of four main components:  1) Records Review; 2) Site Reconnaissance; 3) Interviews; and 4) Report.  The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property.  The site reconnaissance involves physical observation of the property’s exterior and interior, as well as an observation of adjoining properties.  Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property.  The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property.  It includes documentation to support the analysis, opinions, and conclusions found in the report.

While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA’s innocent landowner defense, it is not intended that its use be limited to that purpose.  The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

E-1

EXHIBIT F

FORM OF OPINION OF BORROWER’S AND GUARANTOR’S COUNSEL

__________________, 2010

KeyBank National Association

127 Public Square, 8th Floor

Cleveland, Ohio  44114

Re:

$41,000,000 Loan to Inland Diversified Port St Lucie Landing, LLC (collectively , the “Borrower”)

Ladies and Gentlemen:

We have acted as counsel for Borrower and Inland Diversified Real Estate Trust, Inc.  (“Guarantor”) in connection with a $41,000,000 secured loan to Borrower, (the “Loan”), which Loan is being made pursuant to that certain Loan Agreement dated as of June __, 2010 (the “Loan Agreement”) among Borrower, Guarantor, and KeyBank National Association (the “Lender”).  All capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

In connection with the Loan we have been furnished with originals or copies certified to our satisfaction of the operating agreements, partnership agreements and certificates of limited partnership, and Articles of Incorporation and Bylaws of the general partner of the Guarantor, acting on behalf of the Guarantor individually and in its capacity as the sole member of the Borrower and all such corporate and other records of the Borrower, Guarantor and such general partner, with such declarations and agreements, and certificates of officers and representatives of the Borrower and Guarantor, with such other documents, and we have made such other examinations and investigations as we have deemed necessary as a basis for the opinions expressed below.

We have examined the originals of the following documents, each of which is addressed to the Lender or to which the Lender is a party (all of which are sometimes collectively referred to as the “Loan Documents”):

1.

The Loan Agreement;

2.

The Note;

3.

The Guaranties;

4.

The Environmental Indemnity;

5.

The Mortgage; and

6.

The other Security Documents.

Based upon the foregoing, we are of the opinion that:

1.

Borrower is a limited liability company and the Guarantor is a limited partnership, both duly formed, validly existing and in good standing under the laws of the State of Delaware.  Borrower and Guarantor each have all requisite power and authority to own its properties, carry on its business and to deliver and perform its obligations under the Loan Documents.

2.

The general partner of Guarantor is a corporation or trust duly organized, validly existing and in good standing under the laws of the State of Delaware.  The general partner of Guarantor has all requisite power and authority to own its properties, carry on its business and to deliver and perform its obligations under the Loan Documents.

3.

The execution, delivery, and performance by each of the Borrower of the Loan Documents to which it is a party has been duly authorized by all necessary action of the Borrower and Guarantor and does not (i) require any consent or approval of any partner or shareholder of such entity or any other person or entity excepting such consents or approvals as have actually been obtained; (ii) violate any provision of any law, rule, or regulation of the United States or the State of Florida, or any provision of the limited liability company, partnership or corporate law presently in effect having applicability to the Borrower or Guarantor or Guarantor’s general partner, as applicable; (iii) violate any provision of the operating agreement of the Borrower or the partnership agreement of the Guarantor or the articles of incorporation or bylaws of Guarantor’s general partner; (iv) violate any presently existing statutory or administrative provision or judicial decision applicable to the Borrower or the Guarantor or its general partner; or (v) result in a breach of, or constitute a default under, any agreement or instrument affecting the Borrower or the Guarantor or Guarantor’s general partner.

4.

Each Loan Document to which it is a party (a) has been properly authorized, executed and delivered by the Borrower and the Guarantor, (b) constitutes the legal, valid, and binding obligations of the Borrower and the Guarantor, and (c) is enforceable in accordance with its terms, except that we express no opinion regarding the enforceability of the Mortgage under Minnesota law.

5.

To our knowledge, no presently existing authorization, exemption, consent, approval, license, or registration with any court or governmental department, commission, bureau, agency, or instrumentality will be necessary for the valid, binding, and enforceable execution, delivery and performance by the Borrower of the Loan Documents.

6.

To our knowledge, there are no actions, suits, or proceedings pending or threatened against the Borrower or the Guarantor before any court or governmental entity or instrumentality which could reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement).

7.

The Loan Documents (other than the Mortgage) are governed by the laws of the State of Florida, and the Loan, including the interest rate reserved in the applicable Note and all fees and charges paid or to be paid by or on behalf of Borrower in connection with such Loan pursuant to the applicable Loan Documents, is not in violation of the usury laws of the State of Florida.

8.

[SUCH OTHER OPINIONS AS MAY BE REQUIRED BY LENDER’S COUNSEL.]

The opinions expressed herein are expressly made subject to and qualified by the following:

(a)  We have assumed that the Loan Documents are duly authorized and validly executed and delivered by the Lender and all other parties other than the Borrower and the Guarantor.

(b)  This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof.

(c)  This opinion is limited to the laws of the State of Florida and applicable federal law and no opinion is expressed as to the laws of any other jurisdiction.

(d)  We have assumed the authenticity of all documents submitted to us as originals (other than the Loan Documents) and the conformity to original documents of all documents (other than the Loan Documents) submitted to us as certified or photostatic copies.

(e)  The opinions expressed herein are qualified to the extent that: (i) the enforceability of any rights or remedies in any agreement or instruments may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally; and (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction.

This opinion may be relied upon by only by the addressees hereof, its attorneys, auditors, advisors, participants, and their respective successors and assigns, and not by any other party.

Very truly yours,

EXHIBIT G

FORM OF MORTGAGE

G-1

EXHIBIT H

ENVIRONMENTAL AND HAZARDOUS
SUBSTANCES INDEMNITY AGREEMENT

I-1

EXHIBIT I

ACCOUNT SECURITY, PLEDGE, ASSIGNMENT AND CONTROL AGREEMENT

J-1

EXHIBIT J-1

LIMITED PAYMENT GUARANTY

K-1

EXHIBIT J-2

NON-RECOURSE CARVEOUT GUARANTY

K-2

SCHEDULE 1

EXCEPTIONS, IF ANY, TO OWNERSHIP FREE OF UNPERMITTED LIENS

(Section 5.12)

NONE

Schedule 1 - Page 1

SCHEDULE 2

LITIGATION

(See Section 5.6)

NONE

Schedule 2 - Page 1

SCHEDULE 3

ENVIRONMENTAL MATTERS

(See Section 5.17)

NONE

Schedule 3 - Page 1

SCHEDULE 4

INTENTIONALLY OMITTED

Schedule 4 - Page 1

SCHEDULE 5

SURVEY CERTIFICATION REQUIREMENTS

Form of Survey Certification

CERTIFICATION FOR SURVEYS (LONG-FORM)

I hereby certify to KeyBank National Association, its successors and assigns, and  ________________________, LLC, as Borrower, and  _________________ Title Insurance Company that the survey prepared by me entitled “ ________ “ was actually made upon the ground and that it and the information, courses and distances shown thereon are correct; that the title lines and lines of actual possession are the same; that the size, location and type of buildings and improvements are as shown and all are within the boundary lines of the property; that the property is zoned as ___________ and any required setbacks are as shown; that there are no easements, encroachments or use affecting this property appearing from a careful physical inspection of the same, other than those shown and depicted thereon; that all utility services required for the operations of the premises either enter the premises through adjoining public streets, or the survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land; that the survey shows the location of all visible storm drainage systems for the collection and disposal of all roof and surface drainage; that any discharge into streams, rivers or other conveyance system is shown on the survey, if such waterway is on or adjacent to the property; and that the parcels described heron do not lie within flood hazard areas in accordance with the document entitled “Department of Housing and Urban Development, Federal Insurance Administration - Special Flood Hazard Area Maps”. This survey is made in accordance with the “Minimum Standard Detail Requirements for Land Title Surveys” jointly established and adopted by ALTA and ACSM in 1999 for Class A Urban Survey and includes items 1-4 and 6-16 of Table A.  Pursuant to the Accuracy Standards as adopted by ALTA, NSPS, and ACSM and in effect on the date of this certification, the undersigned further certifies that:  [Surveyor to complete with appropriate choice from Minimum Standard Detail Requirement]

Schedule 5 – Page 1

SCHEDULE 6

TITLE REQUIREMENTS

1.

Title Insurance Company Requirements. The maximum single risk (i.e., the amount insured under any one policy) by a title insurer may not exceed 25% of that insurer’s surplus and statutory reserves.  Reinsurance must be obtained by closing for any policy exceeding such amount.

2.

Loan Policy Forms. Standard 1992 American Land Title Association (“ALTA”) form of loan title insurance policy, or the 1970 (amended October 17, 1970) ALTA loan form policies must be used.

3.

Insurance Amount. The amount insured must equal at least the original principal amount of the Loan.

4.

Named Insured. The named insured under the Title Policy must be substantially the same as the following: “KeyBank National Association, and its respective successors and assigns.”

5.

Creditors’ Rights. Any “creditors’ rights” exception or other exclusion from coverage for voidable transactions under bankruptcy, fraudulent conveyance, or other debtor protection laws or equitable principles must be removed by either an endorsement or a written waiver.

6.

Arbitration. In the event that the form policy which is utilized includes a compulsory arbitration provision, the insurer must agree that such compulsory arbitration provisions do not apply to any claims by or on behalf of the insured. Please note that the 1987 and 1992 ALTA form loan policies include such provisions.

7.

Date of Policy. The effective date of the Title Policy must be as of the date and time of the closing.

8.

Legal Description. The legal description of the property contained in the Title Policy must conform to (a) the legal description shown on the survey of the property, and (b) the legal description contained in the Mortgage. In any event, the Title Policy must be endorsed to provide that the insured legal description is the same as that shown on the survey.

9.

Easements. Each Title Policy shall insure, as separate parcels: (a) all appurtenant easements and other estates benefiting the property, and (b) all other rights, title, and interests of the borrower in real property under reciprocal easement agreements, access agreements, operating agreements, and agreements containing covenants, conditions, and restrictions relating to the Collateral Asset.

10.

Exceptions to Coverage. With respect to the exceptions, the following applies:

a)

Each Title Policy shall afford the broadest coverage available in the state in which the Collateral Asset is located.

Schedule 6 - Page 1

b)

The “standard” exceptions (such as for parties in possession or other matters not shown on public records) must be deleted.

c)

The “standard” exception regarding tenants in possession under residential leases, should also be deleted. For commercial properties, a rent roll should be attached in lieu of the general exception.

d)

The standard survey exception to the Title Policy must be deleted. Instead, a survey reading reflecting the current survey should be incorporated.

e)

Any exception for taxes, assessments, or other lienable items must expressly insure that such taxes, assessments, or other items are not yet due and payable.

f)

Any lien, encumbrance, condition, restriction, or easement of record must be listed in the Title Policy, and the Title Policy must affirmatively insure that the improvements do not encroach upon the insured easements or insure against all loss or damage due to such encroachment

g)

The Title Policy may not contain any exception for any filed or unfiled mechanics’ or materialmen’s liens.

h)

In the event that a comprehensive endorsement has been issued and any Schedule B exceptions continue to be excluded from the coverage provided through that endorsement, then a determination must be made whether such exceptions would be acceptable to the Lender.  In the event that it is determined that such exception is acceptable, a written explanation regarding the acceptability must be submitted as part of the delivery of the loan documents.

If Schedule B indicates the presence of any easements that are not located on the survey, the Title Policy must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement. ALTA Form 103.1 or an equivalent endorsement is required for this purpose.

1.

Endorsements. With respect to endorsements, the following applies:

a)

Each Title Policy must include an acceptable environmental protection lien endorsement on ALTA Form 8.1. Please note that Form 8.1 may take exception for an entire statute which contains one or more specific sections under which environmental protection liens could take priority over the Mortgage; provided, however, that such specific sections under which the lien could arise must also be referenced.

b)

Each Title Policy must contain an endorsement which provides that the insured legal description is the same as shown on the survey.

c)

Each Title Policy must contain a comprehensive endorsement (ALTA Form 9) if a lien, encumbrance, condition, restriction, or easement is listed in Schedule B to the title insurance policy.

Schedule 6 - Page 2

d)

Lender may require the following endorsements where applicable and available:

Access	doing business	reverter
Address	first loss	single tax lot
Assessment	last dollar	subdivision
Assignment of leases and rents	leasehold	tie in
Assignment of loan documents	mineral rights	usury
Continguity	mortgage tax	zoning (ALTA 3.1 – w/parking)

2.

Other Coverages. Each Title Policy shall insure the following by endorsement or affirmative insurance to the extent such coverage is not afforded by the ALTA Form 9 or its equivalent in a particular jurisdiction:

a)

that no conditions, covenants, or restrictions of record affecting the property:

(i)

have been violated,

(ii)

create lien rights which prime the insured mortgage,

(iii)

contain a right of reverter or forfeiture, a right of reentry, or power of termination, or

(iv)

if violated in the future would result in the lien created by the insured mortgage or title to the property being lost, forfeited, or subordinated; and

b)

that except for temporary interference resulting solely from maintenance, repair, replacement, or alteration of lines, facilities, or equipment located in easements and rights of way taken as certain exceptions to each Title Policy, such exceptions do not and shall not prevent the use and operation of the Collateral Asset or the improvements as used and operated on the effective date of the Title Policy.

3.

Informational Matters.  The Title Policy must include, as an informational note, the following:

a)

The recorded plat number together with recording information; and

b)

The property parcel number or the tax identification number, as applicable.

4.

Delivery of Copies.  Legible copies of all easements, encumbrances, or other restrictions shown as exceptions on the Title Policy must be delivered with the first draft of the title commitment.

Schedule 6 - Page 3

SCHEDULE 7

INSURANCE REQUIREMENTS

Borrower shall obtain and keep in full force and effect either builder’s risk insurance (the “Builder’s Risk Insurance policy”) coverage or permanent All Perils insurance coverage as appropriate, satisfactory to the Lender, on the Collateral Asset.  All insurance policies shall be issued by carriers with a Best’s Insurance Reports policy holder’s rating of A and a financial size category of Class X and shall include a standard mortgage clause (without contribution) in favor of and acceptable to the Lender.  The policies shall provide for the following, and any other coverage that the Lender may from time to time deem necessary:

(a)

Coverage Against All Peril and/or Builders Risk in the amount of 100% of the replacement cost of all Improvements located or to be located on the Collateral Asset.  If the policy is written on a CO-INSURANCE basis, the policy shall contain an AGREED AMOUNT ENDORSEMENT as evidence that the coverage is in an amount sufficient to insure the full amount of the mortgage indebtedness.  “KeyBank National Association and its successors and assigns”, as Lender shall be named as the “Mortgagee” and “Loss Payee”.

(b)

Public liability coverage in a minimum amount of not less than $2,000,000 per occurrence and $5,000,000 in the aggregate.  “KeyBank National Association and its successors and assigns”, as Lender shall be named as an “Additional Insured”.

(c)

Rent loss or business interruption coverage in a minimum amount approved by Lender of not less than the appraised rentals for a minimum of six months.

(d)

Flood hazard coverage in a minimum amount available, if the premises are located in a special flood hazard area (“Flood Hazard Area”) as designated by the Federal Emergency Management Agency on its Flood Hazard Boundary Map and Flood Insurance Rate Maps, and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps.

(e)

Workers Compensation and Disability insurance as required by law.

Such other types and amounts of insurance with respect to the premises and the operation thereof which are commonly maintained in the case of other property and buildings similar to the premises in nature, use, location, height, and type of construction, as may from time to time be required by the mortgagee.

Each policy shall provide that it may not be canceled, reduced or terminated without at least thirty (30) days prior written notice to the Lender.

Schedule 7 - Page 1